Exhibit 4.27

Deed to amend the AFFA

James Hardie Industries SE

James Hardie 117 Pty Limited

The State of New South Wales

Asbestos Injuries Compensation Fund Limited in its capacity as trustee of each of the Compensation Funds

Gilbert + Tobin

2 Park Street

Sydney NSW 2000

Australia

GPO Box 3810

Sydney NSW 2001

T +61 2 9263 4000

F +61 2 9263 4111

DX 10348 SSE

www.gtlaw.com.au

Gilbert + Tobin

                        Date: 29 February 2012

Parties

1	James Hardie Industries SE (formerly known as James Hardie Industries N.V.) ARBN 097 829 895, a limited liability company incorporated in the Republic of Ireland of Europa House, 2nd floor Harcourt Centre, Harcourt Street, Dublin 2, Ireland (JHISE)

2	James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited) ABN 30 116 110 948 of Level 3, 22 Pitt Street, Sydney in the State of New South Wales (JH117)

3	The State of New South Wales c/- The Department of Premier and Cabinet, Level 39, Governor Macquarie Tower, 1 Farrer Place, Sydney in the State of New South Wales (NSW Government)

4	Asbestos Injuries Compensation Fund Limited ACN 117 363 461 in its capacity as trustee of each of the Compensation Funds established under the Amended and Restated Trust Deed Dated 14 December 2006 between it as trustee and JHISE as settlor, of Level 7, 233 Castlereagh Street, Sydney in the State of New South Wales (Trustee)

Background

A	JHISE, JH117, the NSW Government and the Trustee are parties to the AFFA.

B	Clause 20.3 of the AFFA sets out the agreement of the parties on the way in which JHISE may make contributions towards medical research and the circumstances in which JHISE’s obligations under clauses 20.1 and 20.2, relating to payment of such contributions, are suspended.

C	The parties enter into this deed:

-	to amend clause 20.3 to vary the circumstances in which JHISE’s obligations under clauses 20.1 and 20.2 are suspended; and

-	to formally reflect the changes to the name of JHISE following its redomicile to the Republic of Ireland.

The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary; and

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this deed.

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2	AFFA amendments

2.1	Consideration

Each party enters into and assumes obligations under this deed in consideration for each other party entering into and assuming obligations under this deed and for other valuable consideration.

2.2	AFFA

The AFFA is varied as set out in Schedule 2 on and from the date of this deed.

3	General

3.1	Counterparts

This deed may be executed in any number of counterparts, each of which, when executed, is an original. Those counterparts together make one instrument.

3.2	Costs, expenses and duties

Except as expressly provided in this deed, each party must pay its own costs and expenses of negotiating, preparing and executing this deed and any other instrument executed under this deed.

3.3	Governing law

This deed is governed by the laws of New South Wales.

3.4	Jurisdiction

Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction in New South Wales, and waives any right to claim that those Courts are an inconvenient forum.

3.5	Further assurances

Except as expressly provided in this deed, each party must, at its own expense, do all things reasonably necessary to give full effect to this deed and the matters contemplated by it.

3.6	Notices

(a)	A notice or other communication under this deed is only effective if it is in writing, signed by or on behalf of the party giving it and it is received in full and legible form at the addressee’s address or fax number. It is regarded as received at the time and on the day it is actually received, but if it is received on a day that is not a Business Day or after 5.00 pm on a Business Day it is regarded as received at 9.00 am on the following Business Day.

(b)	For the purposes of this clause, a party’s address and fax number are those set out in the AFFA, unless the party has notified a changed address or fax number, in which case the notice, consent, approval or other communication must be to that address or number.

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3.7	Severability

Any term of this deed which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this deed is not affected.

3.8	Variation

No variation of this deed is effective unless made in writing and signed by each party.

3.9	Waiver

(a)	No waiver of a right or remedy under this deed is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this deed does not prevent a further exercise of that or of any other right or remedy.

(c)	Failure to exercise or delay in exercising a right or remedy under this deed does not operate as a waiver or prevent further exercise of that or of any other right or remedy.

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Schedule 1 —

Dictionary

1	Dictionary

In this deed:

AFFA means the document entitled “Amended & Restated Final Funding Agreement in respect of the provision of long term funding for compensation arrangements for certain victims of Asbestos-related diseases in Australia” dated 21 November 2006 between JHISE, JH117, the NSW Government and the Trustee, as amended by amending deeds dated 6 August 2007, 8 November 2007, 11 June 2008, 17 July 2008, 23 June 2009 and 9 December 2010 between those parties and by the Deed of Confirmation.

Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in Sydney, New South Wales.

Corporations Act means Corporations Act 2001 (Cth).

Deed of Confirmation means the Deed of Confirmation dated 24 June 2009 between JHISE, JH117, the NSW Government and the Trustee.

2	Interpretation

In this deed the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this deed;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include each gender;

(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

(vi)	this deed includes all schedules and attachments to it;

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(vii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable Financial Market and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this deed includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;

(g)	an agreement on the part of two or more persons binds them jointly and severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day, where relevant to this deed, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located; and

(j)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

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Schedule 2 —

AFFA Amendments

The AFFA is amended as follows:

(a)	replacing the words “James Hardie Industries N.V.” and “JHINV” with “James Hardie Industries SE” and “JHISE”, respectively, in each place those words appear;

(b)	replacing the words “Netherlands and having its registered office at Atrium, 8th floor, Strawinskylaan 3077, 1077ZX Amsterdam, The Netherlands” which appear in the Parties details with “Republic of Ireland, having registered number 485719 and its registered office at 2nd Floor Europa House, Harcourt Centre Harcourt Street Dublin 2, Ireland”;

(c)	for the purposes of clause 30(b) of the AFFA, the new contact address is as follows:

“2nd Floor Europa House,

Harcourt Centre Harcourt Street

Dublin 2, Ireland

Facsimile: +353 1 479 1128”;

(d)	deleting clause 20.3 in its entirety and inserting the following:

20.3	Deed with NHMRC or other approved research organisation

(a)	The parties agree that if:

(i)	JHISE and the National Health and Medical Research Council (“NHMRC”) enter into a deed in a form acceptable to the NSW Government, acting reasonably (“NHMRC Deed”) within the period of time specified in clause 20.1(b);

(ii)	each “Annual Amount” that JHISE pays to the NHMRC under the NHMRC Deed is no less than $500,000;

(iii)	JHISE pays the first “Annual Amount” to the NHMRC as soon as possible after the “Commencement Date” under the NHMRC Deed and thereafter pays the “Annual Amount” to the NHMRC in February of each year, commencing in February 2008;

(iv)	JHISE promptly provides to the NSW Government a copy of any receipt it receives from the NHMRC in respect of any “Annual Amount” JHISE pays to the NHMRC under the NHMRC Deed;

(v)	JHISE promptly provides to the NSW Government a copy of each “Annual Funding Report” it receives from the NHMRC under the NHMRC Deed;

(vi)	JHISE complies with the NHMRC Deed; and

(vii)	the NHMRC Deed is not terminated,

then, for the period in which all of the above circumstances exist, JHISE’s obligations under clauses 20.1 and 20.2 are suspended.

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(b)	The parties agree that if:

(i)	the NHMRC Deed is terminated but, within two (2) months of termination (or such longer period as agreed to in writing by the NSW Government), JHISE enters into a deed in a form acceptable to the NSW Government, acting reasonably, (“Research Deed”) with another medical research institution of good repute which conducts medical research into the diagnosis and treatment of Asbestos related diseases (or selects and provides funding to grantees who conduct such research) and which is acceptable to the NSW Government, acting reasonably (“Approved Organisation”);

(ii)	each “Annual Amount” that JHISE pays to the Approved Organisation under the Research Deed is no less than $500,000;

(iii)	the first payment of an “Annual Amount” under the Research Deed is made on or before whichever is the latest to occur of the date by which the next payment would have been due under the NHMRC Deed had it not been terminated or the date which is two (2) months after the date the NHMRC Deed is terminated (or such longer period as agreed to in writing by the NSW Government);

(iv)	other than in respect of the first payment which is to be paid in accordance with clause 20.3(b)(iii), JHISE pays the “Annual Amount” to the Approved Organisation in February of each year, commencing after the Research Deed is entered into;

(iv)	JHISE promptly provides to the NSW Government a copy of any receipt it receives from the Approved Organisation in respect of any “Annual Amount” JHISE pays to the Approved Organisation under the Research Deed;

(v)	JHISE promptly provides to the NSW Government a copy of each “Annual Funding Report” it receives from the Approved Organisation under the Research Deed;

(vi)	JHISE complies with the Research Deed;

(vii)	the Research Deed is not terminated, other than in circumstances where following its termination, JHISE enters into a new Research Deed in accordance with clause 20.3(b)(i) (amended as if references to the “NHMRC Deed” were references to the Research Deed being terminated); and

(viii)	upon a Research Deed being terminated and JHISE entering into a new Research Deed with a new Approved Organisation in accordance with clause 20.3(b)(i) (amended as if references to the “NHMRC Deed” were references to the Research Deed being terminated), JHISE complies with clauses 20.3(b)(ii) to (vii) in relation to the new Research Deed (amended as if references to the “NHMRC Deed” (other than the reference in clause 20.3(b)(vii)) were references to the last Research Deed terminated and references to the “Approved Organisation” were references to the research institution that is a party to the new Research Deed), then, for the period in which all of the above circumstances exist or are being complied with, JHISE’s obligations under clauses 20.1 and 20.2 are suspended.

(c)	If:

(i)	the NHMRC Deed is terminated and JHISE does not enter into a Research Deed in accordance with clause 20.3(b)(i); or

(ii)	any Research Deed is terminated and JHISE does not enter into a new Research Deed in accordance with clause 20.3(b)(i) (amended as if references to the “NHMRC Deed” were references to the Research Deed being terminated); or

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(ii)	for any other reason JHISE does not make ten payments in total of at least $500,000 each under the NHMRC Deed and any Research Deeds in accordance with clauses 20.3(a) or 20.3(b) (as relevant) within 10 years of the Commencement Date, then JHISE’s obligations under clauses 20.1 and 20.2 will cease to be suspended and JHISE must comply with those obligations in respect of the balance of $5,000,000, after deducting any payments made to NHMRC under the NHMRC Deed or an Approved Organisation under a Research Deed.

(d)	If clause 20.3(c) applies, JHISE must establish the trust fund required under clause 20.1 as soon as reasonably practicable after the relevant event in clauses 20.3(c)(i), (ii) or (iii) occurs, and no later than the date which is 6 months after that event occurs.

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Execution page

Executed as a deed.

SIGNED, SEALED AND DELIVERED

by the Honourable Gregory

Eugene Smith MP Attorney General

of New South Wales for THE STATE

OF NEW SOUTH WALES in the

presence of:

/s/ Damien Tudehope

Signature of witness

DAMIEN TUDEHOPE

Name of witness (block letters)

EXECUTED by ASBESTOS INJURIES COMPENSATION FUND LIMITED

in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Robert Russell

Signature of director

ROBERT RUSSELL

Name of director (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Gregory Smith

Signature of the Honourable Gregory

Eugene Smith MP

Attorney General of New South Wales

/s/ Glenn Revell

Signature of director/company

secretary*

*delete whichever is not applicable

GLENN REVELL

Name of director/company secretary*

(block letters)

*delete whichever is not applicable

Given under the common seal of JAMES HARDIE INDUSTRIES SE and delivered:

/s/ Marcin Firek		/s/ Louis Gries
Signature of ~~director~~/company secretary* *delete whichever is not applicable		Director

MARCIN FIREK		LOUIS GRIES
Name of ~~director~~/company secretary* (block letters) *delete whichever is not applicable DUBLIN, IRELAND		Name of director (block letters) DUBLIN, IRELAND

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EXECUTED by JAMES HARDIE 117

PTY LIMITED in accordance with

section 127(1) of the Corporations Act

2001 (Cwlth) by authority of its

directors:

/s/ Scott C. Barnett

Signature of director

SCOTT C. BARNETT

Name of director (block letters)

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ G. M. Jarvi Signature of director/~~company secretary~~* *delete whichever is not applicable GUY M JARVI Name of director/~~company secretary~~* (block letters) *delete whichever is not applicable

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